UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 1999

                               SABER CAPITAL, INC.
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             (Exact name of registrant as specified in its charter)



           NEVADA                    33-55254-08                 87-0434286
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)



             350 FIFTH AVENUE, SUITE 1222, NEW YORK, NEW YORK 10118
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 563-7040



         3099 SO. HIGHLAND DRIVE, SUITE 460, SALT LAKE CITY, UTAH 84106
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          (Former name or former address, if changed since last report)

     Item 1. Changes in Control of Registrant


     See Item 2.



     Item 2. Acquisition or Disposition of Assets

     On July 27, 1998, Saber Capital, Inc. (the "Company"), pursuant to an agreement dated July 27, 1999, and in consideration of the issuance of 2,095,000 authorized and unissued shares of Common Stock, acquired 100% of the issued and outstanding capital stock of silverzipper.com, Inc. ("silverzipper"), a Delaware corporation. Immediately prior thereof, certain holders of Common Stock of the Company transferred an aggregate of 270,800 shares of Common Stock to the Company for cancellation reducing the outstanding Common Stock from 1,000,000 shares to 729,000 shares. After the completion of the exchange, the shareholders of silverzipper became the holders of approximately 74% of the 2,824,200 issued and outstanding shares of Common Stock of the Company.

     Simultaneously, Krista Nielson and Sasha Belliston, the directors of the Company resigned and Paula E. Palmeri, Frank Lipiro and Richard Bernstein were elected to the Board of Directors of the Company, resulting in an effective control of the Company passing to the new Board of Directors. No material relationship existed or exists now, between any former director, officer or affiliate of either the Company or of silverzipper.

     The table below sets forth the percentage of voting securities of the Company now beneficially owned by the officers and directors (marked with a *) and five percent shareholders.

                                              Number of Shares                       Percent of
               Owner                         Beneficially Owned                  Voting Securities
               -----                         ------------------                  -----------------
Paul E. Palmeri*                               850,000                                 29.9%
Richard Bernstein*                             450,000                                 15.8%
Stanton Bernstein                              400,000                                 14.1%
Bhodan Dziman                                  150,000                                  5.3%
Frank Lipiro*                                   20,000                                   .7%
Andrew Youmans                                 150,000                                  5.4%

All officers and directors                   1,320,000                                 46.4%
         as a group*


     silverzipper is a holding company the only asset of which is its wholly-owned subsidiary, Robern Skiwear, Inc. ("Robern"), a New York corporation, which is a designer and marketer of snowboarding and skiing apparel. Robern currently designs and markets products under the brand names "Drift" and "Ski Gear," and has annual revenues of approximately $7,000,000.

     silverzipper.com, Inc. ("silverzipper") was organized in 1998 by the principal shareholders of Robern under the name "American Sports Group, Inc." to exploit the opportunity for significant growth through acquisition in the sport apparel/accessories and active wear markets and to become a Internet retailer of this product category and acquired Robern in 1999.

     Consolidation Strategy

     silverzipper is endeavoring to acquire respected, well managed active wear, sport apparel and accessory companies that have established "brands" and anticipates possible rapid growth through this strategy. The acquired companies would continue marketing through their normal channels of distribution and through websites created by the Company, as well as other online marketing.

     The sport apparel and accessory industry is highly fragmented, and is believed to have profitable companies with revenues of $7 - $25 million that would benefit from an affiliation with a larger, better-capitalized, public entity with an established Internet presence. silverzipper is currently in negotiations with several of these companies, which have not resulted in any formal or informal understandings.

     Through consolidation, silverzipper believes it can effect economies of scale through combined administrative functions, volume purchasing, increased operating efficiency and access to capital. The larger entity resulting from these acquisitions would have advantageous market positioning that should result in a profitable and expanding revenue base.

     Internet Strategy

     silverzipper's Internet strategy is to create a unique, interactive online retailing model for selling branded niche-sports apparel, equipment, and related life-style accessories. silverzipper will attempt to "re-tool" this model to create branded, destination sites or "vortals" (vertical portals) based on the sport and lifestyle for each acquired niche sports apparel group, or groups who share target audience demographics and psychographics, such as mountain biking, snowboarding, skateboarding and surfing.

     Robern

     Robern, a subsidiary of silverzipper, offers a complete collection of "sport-specific" active apparel. With a focus on its ski heritage and "mountain roots", Robern's designs combine technical and functional features with an eye toward fashion.


     Drift Boardwear was introduced in 1992 as a natural extension of Robern's traditional "alpine" skiwear business. While alpine wear has stagnated with little growth, snowboarding is expanding. The overwhelming majority of new participants on the slopes are young (14-25 years old) and snowboarding. Drift has become a presence within the new snowboarding industry. Drift's ability to forecast, design, build, and market product has placed it among the top ten snowboard industry clothing brands.

     Drift designs, manufactures, and markets several tiers of highly technical clothing for men, women and youth. Drift has relationships with three independent designers for forecasting and styling, twenty-plus "team riders" for technical input and support, and management's eighteen years of skiwear manufacturing ability results in product that is in fashion.

     Since its inception, Drift has grown through controlled distribution. Drift currently sells to approximately 300 dealers, representing 1,500-1,800 outlets nationally. Distribution is limited to board-specific retailers, select sporting goods stores and fashion retailers. Due to the multi-tiered nature of product offering, Drift products are sold to fashion retailers such as Urban Outfitters in Pennsylvania and Pacific Sunwear in California, as well as hardcore snowboard retailers such as Bavarian Village in Illinois and Blades and Boards in New York.

     The highest growth in Drift's account structure has come from those retailers who have developed E-Commerce business. "Delias" in New York, "The House" in Minnesota, and "Cold Fusion" in California, all selling Drift products on the Internet, have significantly increased Drift sales. Drift business should continue to grow through traditional distribution channels. As the "culture" of snowboarding grows and spreads, so will the desire and need for boardwear and snowboard-related product.

     Ski Gear consists of basic ski bibs, insulated ski pants and jackets which are basic, non-high fashion categories for many discount and sporting goods chain stores. Principal accounts for these products include Walmart, Dicks Sporting Goods, Burlington Coat Factory and Academy.

     silverzipper and Robern have experienced losses since their inception.  See
Item 7. The Company plans to merge silverzipper into itself and to change the Company's name to "silverzipperzipper.com, Inc.", as soon as practicable.

     Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     It is presently impractical to provide the financial statements required to be presented hereunder at the time of filing this report. Such financial statement information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than sixty (60) days from the date hereof.



     (b) Pro Forma Financial Statements.

     It is presently impractical to provide the pro forma financial statements required to be presented hereunder at the time of filing this report. Such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than sixty (60) days from the date hereof.

     (c) Exhibits.

          (2) Stock Exchange Agreement dated July 27, 1999


     Forward Looking Statements

     This Form 8-K contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences are detailed from time to time in the Company's Securities and Exchange Commission reports. Historical results are not necessarily indicative of trends in operating results for any future period.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SABER CAPITAL, INC.

                                              By:/s/ Paul E. Palmeri
                                                 -------------------
                                                 Paul E. Palmeri, CEO


Date:    August 6, 1999